JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f) promulgated under the Securities
Exchange Act of 1934, as amended, each of the undersigned agrees and acknowledges that the Schedule 13D to which this Agreement is attached as an exhibit is being filed on behalf of each of them.

DATED:  November 18, 1997


                               TRACINDA CORPORATION,
                               a Nevada corporation



                               By:      /s/ Anthony L. Mandekic
                                       -----------------------
                                        Anthony L. Mandekic
                                        Secretary/Treasurer


                               Kirk Kerkorian


                               By:  /s/ Anthony L. Mandekic
                                       -----------------------
                                        Anthony L. Mandekic
                                        Attorney-in-Fact